Exhibit 99.1

Contact:	Media: Margaret Mellott 1-313-322-5393	Fixed Income Investment Community: Shawn Ryan 1-313-621-0881
	mmellott@ford.com	sryan6@ford.com

FOR IMMEDIATE RELEASE

FORD CREDIT EARNS $556 MILLION IN THE SECOND QUARTER OF 2010*

DEARBORN, Mich., July 23, 2010 – Ford Motor Credit Company reported net income of $556 million in the second quarter of 2010, an increase of $143 million from earnings of $413 million a year earlier.  On a pre-tax basis, Ford Credit earned $888 million in the second quarter, compared with $646 million in the previous year.  On a pre-tax basis, Ford Credit earned $1.7 billion in the first half of 2010, compared with $610 million in the first half of 2009.

The increase in pre-tax earnings was more than explained by a lower provision for credit losses and lower depreciation expense for leased vehicles due to higher auction values.  These factors were offset partially by the non-recurrence of net gains related to unhedged currency exposure from cross-border intercompany lending and lower volume.

“Economic indicators are mixed, but overall continue to trend upward,” Chairman and CEO Mike Bannister said.  “More favorable external conditions, combined with our own strong and consistent originations and servicing practices, continued to drive positive results in the second quarter.  We are anticipating strong results for the full year.”

On June 30, 2010, Ford Credit’s on-balance sheet net receivables totaled $85 billion, compared with $93 billion at year-end 2009.  Managed receivables were $87 billion on June 30, 2010, down from $95 billion on December 31, 2009.  The lower receivables primarily reflected the transition of Jaguar, Land Rover, Mazda, and Volvo financing to other finance providers, lower industry and financing volumes in 2009 and 2010 compared with prior years, and changes in currency exchange rates.

On June 30, 2010, managed leverage was 6.6 to 1.  On June 30, 2010, Ford Credit paid $1.3 billion in cash to the UAW Retiree Medical Benefits Trust to settle a portion of the outstanding principal amount of Note A held by the trust and immediately transferred to Ford Motor Company the portion of Note A that it purchased from the trust to satisfy $1.3 billion of intercompany tax liabilities it owed to Ford Motor Company.

Ford Credit now expects full year 2010 profits to be higher than its 2009 profits.  The second half of 2010 will be lower than the first half because Ford Credit expects smaller improvements in the provision for credit losses and depreciation expense for leased vehicles compared with the improvements during the first half.  For full year 2011, Ford Credit expects to continue to be solidly profitable but at a lower level than in 2010 primarily reflecting the non-recurrence of lower depreciation expense for leased vehicles and the non-recurrence of credit loss reserve reductions of the same magnitude as 2010.
# # #

Ford Motor Credit Company LLC is one of the world’s largest automotive finance companies and has provided dealer and customer financing to support the sale of Ford Motor Company products since 1959.  Ford Credit is an indirect, wholly owned subsidiary of Ford.  For more information, visit www.fordcredit.com.

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*	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Cautionary Statement Regarding Forward Looking Statements

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

Automotive Related:
•	Further declines in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geo-political events or other factors;
•	Decline in Ford’s market share;
•	Continued or increased price competition for Ford vehicles resulting from industry overcapacity, currency fluctuations or other factors;
•
An increase in or acceleration of market shift beyond Ford’s current planning assumptions from sales of trucks, medium- and large-sized utilities, or other more profitable vehicles, particularly in the United States;

•	A return to elevated gasoline prices, as well as the potential for volatile prices or reduced availability;
•	Lower-than-anticipated market acceptance of new or existing Ford products;
•	Adverse effects from the bankruptcy, insolvency, or government-funded restructuring of, change in ownership or control of, or alliances entered into by a major competitor;
•
Economic distress of suppliers may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase Ford’s costs, affect Ford’s liquidity, or cause production disruptions;

•	Work stoppages at Ford or supplier facilities or other interruptions of production;
•	Single-source supply of components or materials;
•	Restriction on use of tax attributes from tax law “ownership change”;
•	The discovery of defects in Ford vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions, fuel economy or other regulation resulting in higher costs, cash expenditures and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in Ford products, perceived environmental impacts, or otherwise;
•
A change in Ford’s requirements for parts or materials where it has entered into long-term supply arrangements that commit it to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller (“take-or-pay contracts”);

•	Adverse effects on Ford’s results from a decrease in or cessation of government incentives related to capital investments;
•	Adverse effects on Ford’s operations resulting from certain geo-political or other events;
•
Substantial levels of indebtedness adversely affecting Ford’s financial condition or preventing Ford from fulfilling its debt obligations (which may grow because Ford is able to incur substantially more debt, including additional secured debt);

Ford Credit Related:
•	A prolonged disruption of the debt and securitization markets;
•
Inability to access debt, securitization or derivative markets around the world at competitive rates or in sufficient amounts due to credit rating downgrades, market volatility, market disruption, regulatory requirements or otherwise;

•	Inability to obtain competitive funding;
•	Higher-than-expected credit losses;
•	Adverse effects from the government-supported restructuring of, change in ownership or control of, or alliances entered into by a major competitor;
•	Increased competition from banks or other financial institutions seeking to increase their share of retail installment financing Ford vehicles;
•	Collection and servicing problems related to our finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles;
•	New or increased credit, consumer or data protection or other laws and regulations resulting in higher costs and/or additional financing restrictions;
•	Changes in Ford’s operations or changes in Ford’s marketing programs could result in a decline in our financing volumes;

General:
•	Fluctuations in foreign currency exchange rates and interest rates;
•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;
•	Labor or other constraints on Ford’s or our ability to restructure its or our business;
•	Substantial pension and postretirement healthcare and life insurance liabilities impairing Ford’s or our liquidity or financial condition; and
•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns).

We cannot be certain that any expectations, forecasts, or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For additional discussion of these risk factors, see Item 1A of Part I of our 2009 10-K Report and Item 1A of Part I of Ford’s 2009 10-K Report.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF OPERATIONS
For the Periods Ended June 30, 2010 and 2009
(in millions)

	Second Quarter		First Half
	2010	2009	2010	2009
Financing revenue
Operating leases	$864	$1,288	$1,852	$2,686
Retail	593	760	1,217	1,516
Interest supplements and other support costs earned from affiliated companies	858	926	1,725	1,896
Wholesale	216	230	441	521
Other	12	22	32	42
Total financing revenue	2,543	3,226	5,267	6,661
Depreciation on vehicles subject to operating leases	(475)	(943)	(1,116)	(2,358)
Interest expense	(1,086)	(1,290)	(2,213)	(2,710)
Net financing margin	982	993	1,938	1,593
Other revenue
Insurance premiums earned, net	24	27	50	56
Other income, net	39	366	135	430
Total financing margin and other revenue	1,045	1,386	2,123	2,079
Expenses
Operating expenses	288	322	580	650
Provision for credit losses	(151)	397	(202)	782
Insurance expenses	20	21	29	37
Total expenses	157	740	407	1,469
Income before income taxes	888	646	1,716	610
Provision for income taxes	332	235	632	212
Income from continuing operations	556	411	1,084	398
Gain on disposal of discontinued operations	—	2	—	2
Net income	$556	$413	$1,084	$400

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2010	2009

ASSETS
Cash and cash equivalents	$9,473	$10,882
Marketable securities	8,478	6,864
Finance receivables, net	72,895	77,968
Net investment in operating leases	11,613	14,578
Notes and accounts receivable from affiliated companies	1,013	1,090
Derivative financial instruments	1,499	1,862
Other assets	3,117	4,100
Total assets	$108,088	$117,344

LIABILITIES AND SHAREHOLDER’S INTEREST
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,074	$1,082
Affiliated companies	1,491	1,145
Total accounts payable	2,565	2,227
Debt	88,471	96,333
Deferred income taxes	1,746	1,816
Derivative financial instruments	753	1,179
Other liabilities and deferred income	3,630	4,809
Total liabilities	97,165	106,364

Shareholder’s interest
Shareholder’s interest	5,174	5,149
Accumulated other comprehensive income	386	1,052
Retained earnings	5,363	4,779
Total shareholder’s interest	10,923	10,980
Total liabilities and shareholder’s interest	$108,088	$117,344

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The following table includes assets to be used to settle the liabilities of the consolidated variable interest entities (“VIEs”).  These assets and liabilities are included in the consolidated balance sheet above.

	June 30,	December 31,
	2010	2009
Cash and cash equivalents	$4,779	$4,895
Finance receivables, net	52,187	57,353
Net investment in operating leases	8,911	10,246
Derivative financial instruments — assets	32	55
Debt	45,378	46,153
Derivative financial instruments — liabilities	346	528

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	Second Quarter		First Half
	2010	2009	2010	2009
Financing Shares
United States
Financing share – Ford, Lincoln and Mercury
Retail installment and lease	30%	28%	32%	29%
Wholesale	81	79	81	78

Europe
Financing share – Ford
Retail installment and lease	25%	28%	24%	27%
Wholesale	98	99	99	99

Contract Volume – New and used retail/lease (in thousands)
North America Segment
United States	181	153	356	288
Canada	28	33	45	53
Total North America Segment	209	186	401	341

International Segment
Europe	86	124	185	246
Other international	7	9	17	26
Total International Segment	93	133	202	272
Total contract volume	302	319	603	613

Borrowing Cost Rate*	4.7%	5.0%	4.7%	5.0%

Charge-offs – On-Balance Sheet (in millions)
Retail installment and lease	$79	$261	$222	$570
Wholesale	5	21	0	40
Other	2	3	(3)	7
Total charge-offs – on-balance sheet	$86	$285	$219	$617

Total loss-to-receivables ratio – on-balance sheet	0.39%	1.09%	0.49%	1.15%

Memo :
Total charge-offs – managed (in millions)**	$86	$286	$219	$621
Total loss-to-receivables ratio – managed**	0.39%	1.09%	0.49%	1.16%

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* On-balance sheet debt includes the effects of derivatives and facility fees.
** See Appendix for additional information.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
APPENDIX

In evaluating Ford Credit’s financial performance, Ford Credit management uses financial measures based on Generally Accepted Accounting Principles (“GAAP”), as well as financial measures that include adjustments from GAAP.  Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of non-GAAP measures to GAAP:

•	Managed receivables: receivables reported on Ford Credit’s balance sheet, excluding unearned interest supplements related to finance receivables, and securitized off-balance sheet receivables that Ford Credit continues to service
•	Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Credit’s balance sheet and charge-offs associated with receivables that Ford Credit sold in off-balance sheet securitizations and continues to service
•	Equity: shareholder’s interest reported on Ford Credit’s balance sheet

IMPACT OF ON-BALANCE SHEET SECURITIZATION: Finance receivables (retail and wholesale) and net investment in operating leases reported on Ford Credit’s balance sheet include assets that have been sold for legal purposes in securitization transactions that do not satisfy the requirements for accounting sale treatment.  These receivables are available only for payment of the debt and other obligations issued or arising in the securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors.  Debt reported on Ford Credit’s balance sheet includes obligations issued or arising in securitization transactions that are payable only out of collections on the underlying securitized assets and related enhancements.  Ford Credit holds the right to the excess cash flows not needed to pay the debt and other obligations issued or arising in each of these securitization transactions.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP:

Managed Leverage Calculation	June 30,	December 31,
	2010	2009
	(in billions)
Total debt	$88.5	$96.3
Securitized off-balance sheet receivables outstanding	—	0.1
Retained interest in securitized off-balance sheet receivables	—	0.0
Adjustments for cash, cash equivalents, and marketable securities*	(17.4)	(17.3)
Adjustments for derivative accounting**	(0.4)	(0.2)
Total adjusted debt	$70.7	$78.9

Equity	$10.9	$11.0
Adjustments for derivative accounting**	(0.1)	(0.2)
Total adjusted equity	$10.8	$10.8

Managed leverage (to 1) = Total adjusted debt / Total adjusted equity	6.6	7.3
Memo: Financial statement leverage (to 1) = Total debt / Equity	8.1	8.8

Net Finance Receivables and Operating Leases	June 30,	December 31,
	2010	2009
Receivables – On-Balance Sheet	(in billions)
Retail installment	$51.5	$56.3
Wholesale	21.8	22.4
Other finance receivables	2.6	2.4
Unearned interest supplements	(2.0)	(1.9)
Allowance for credit losses	(1.0)	(1.3)
Finance receivables, net	72.9	77.9
Net investment in operating leases	11.6	14.6
Total receivables – on-balance sheet	$84.5	$92.5

Memo: Total receivables – managed***	$86.5	$94.5

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*	Excludes marketable securities related to insurance activities.
**
Primarily related to market valuation adjustments to derivatives due to movements in interest rates. Adjustments to debt are related to designated fair value hedges and adjustments to equity are related to retained earnings.

***
Includes on-balance sheet receivables, excluding unearned interest supplements related to finance receivables of $2 billion and $1.9 billion at June 30, 2010 and December 31, 2009, respectively; and includes off-balance sheet retail receivables of about $100 million at December 31, 2009.